Exhibit 99.1

Dana Holding Corporation Reports Strong Results for Full-Year 2013

•	Sales of $6.8 billion

•	Net income attributable to Dana of $244 million

•	Adjusted EBITDA of $745 million provides record margin of 11.0 percent, fifth consecutive year of margin expansion

•	Record free cash flow of $368 million driven by strong operating results and focused business investment

•	Significant execution under $1 billion share repurchase program; since inception, $829 million of cash returned to shareholders through share repurchases and redemptions

•	Dana technologies continue to be prominently featured on award-winning vehicles, engines

MAUMEE, Ohio, Feb. 20, 2014 – Dana Holding Corporation (NYSE: DAN) today announced its fourth-quarter and full-year results for 2013.

Full-Year 2013 Financial Results

Sales for the year totaled $6.8 billion, compared with $7.2 billion for 2012. Currency, scheduled light-vehicle program roll-offs, and a divestiture lowered sales by $377 million. Dana benefited from stronger global light-vehicle production demand in 2013 which increased sales by about $80 million. This benefit was offset by softer demand principally in the North America heavy-truck market and global off-highway markets which lowered sales by about $220 million compared with a year ago.

Dana posted net income of $244 million for 2013, compared with $300 million in the previous year that included a nonrecurring tax benefit of $54 million for the release of tax valuation allowances in certain foreign jurisdictions. Adjusting for this nonrecurring benefit, Dana’s 2013 net income was slightly lower than a year ago. Lower restructuring charges, higher earnings from equity affiliates, and other income was offset by higher interest expense attributable to the company’s successful 2013 capital market activities and a higher effective tax rate.

For financial reporting purposes, net income attributable to common stockholders includes adjustments related to preferred stock dividends and redemptions. During the third quarter of 2013, Dana redeemed all of its outstanding Series A preferred stock and the difference between the amount paid and the historic carrying value of this security was $232 million, which was included as an adjustment to net income attributable to common stockholders.

Diluted adjusted earnings per share, which excludes restructuring-related charges, amortization expense, and other nonrecurring items, totaled $1.77 for the full-year 2013. This includes the benefit from a reduced diluted share count as a result of the company’s share repurchase and redemption activities during the course of 2013. Diluted adjusted earnings per share for 2012 totaled $1.75.

Dana reported adjusted EBITDA of $745 million for the full-year 2013, compared with $781 a year ago. The company’s continued focus and execution of cost-reduction and recovery actions in light of unfavorable currency movements and lower demand in a number of served end-markets increased adjusted EBITDA margin to 11.0 percent in 2013, compared with 10.8 percent in 2012, marking the fifth consecutive year of margin expansion.

Dana generated record free cash flow of $368 million for the full-year 2013. Strong operating earnings and working capital execution offset increased capital investment and higher cash taxes. Compared with a year ago, and adjusting for a voluntary cash contribution to the company’s U.S. pension plans of $150 million in 2012, free cash flow was higher by $43 million.

The company ended the year with cash and marketable securities totaling approximately $1.37 billion. During 2013, Dana increased its existing share repurchase program from $250 million to $1 billion and accessed the credit markets on favorable terms to raise additional unsecured debt of $750 million. With the second-half 2013 redemption of all outstanding Series A convertible preferred stock, completion of a $200 million accelerated common share-repurchase program, and other open-market common share repurchases, as of the end of 2013, Dana has returned $829 million to shareholders under its share-repurchase program.

Fourth-Quarter 2013 Financial Results

Sales for the fourth-quarter of 2013 totaled $1.62 billion, compared with $1.61 billion for the same period a year ago. While currency movements lowered sales by $45 million when compared with a year ago, stronger demand across light- and commercial-vehicle end markets and recovery actions increased sales by about $60 million.

Net income for the fourth quarter of 2013 was $42 million, compared with $88 million in 2012, which included the aforementioned $54 million benefit from the release of certain tax valuation allowances. Adjusted diluted earnings per share in the fourth quarter of 2013 rose to $0.49, compared with $0.38 for the same period a year ago, reflecting both improved adjusted net income as defined and a reduced diluted share count as a result of the company’s share redemption and repurchase activities during the course of 2013.

Adjusted EBITDA for the fourth quarter of 2013 was $174 million, $20 million higher than the previous year. Adjusted EBITDA margin of 10.7 percent in the fourth quarter of 2013 increased 110 basis points when compared with the same period a year ago, reflecting the favorable impact of higher volume and net performance from cost reductions and recovery actions. Free cash flow for the fourth quarter totaled $198 million, $31 million higher than 2012. Improved earnings, positive working capital performance, and lower pension and restructuring cash outlays more than offset increased capital spending in support of future business growth.

“Dana performed very well in 2013 in nearly every region of the world,” said company President and Chief Executive Officer Roger J. Wood. “Our adjusted EBITDA margin performance in 2013 set another record and provided the fifth straight year of margin expansion. Dana also posted record free cash flow in the year and, coupled with strong capital market activities, we have returned $829 million to our shareholders in the form of share redemptions and repurchases since the inception of our share repurchase program in late 2012.

“As we move into 2014 and beyond, we continue to remain focused on launching our new technologies, improving the operating and financial performance of Dana, and capitalizing on our long-term growth momentum as we further innovate and differentiate our products to meet the needs of our customers.”

2014 Financial Targets

For 2014, the company expects primarily stable end-market demand across most regions, with continued strength in full-frame light trucks and improving North American commercial-vehicle demand. Worldwide mining and construction-equipment markets are expected to remain sluggish during the course of this year, while currency and economic challenges in emerging markets such as South America and India are expected to continue.

Financial targets for 2014 include:

•	Sales of approximately $6.8 to $6.9 billion;

•	Adjusted EBITDA of approximately $760 to $770 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.2 percent;

•	Diluted adjusted EPS of approximately $1.82 to $1.86 (excluding the impact of share repurchases after Dec. 31, 2013);

•	Capital spending of approximately $210 to $230 million; and

•	Free cash flow of $275 to $295 million.

Recognition of Dana Innovation and Technology

Dana products continue to power award-winning vehicles, including the 2014 Motor Trend Car and Truck of the Year, North American Car and Truck of the Year, Green Car of the Year, Commercial Trucks of the Year, and Tractor of the Year, as well as six of this year’s Ward’s 10 Best Engines.

Dana technology is featured on the Motor Trend Car of the Year, the Cadillac CTS. On the HFV6 3.0L and HFV6 3.6L LY7 engines, the technology includes Dana’s Victor Reinz® cylinder-head gaskets, exhaust and secondary gaskets, intake manifold gasket, heat shields, and valve seals, while the Gen IV 6.0L—LSA engine includes Dana’s heat shields and exhaust manifold gaskets. These technologies reduce oil consumption, improve noise, vibration, and harshness, and help protect engine components from extreme temperatures, while ensuring the highest durability.

This year’s Motor Trend Truck of the Year, the 2014 Ram 1500 EcoDiesel, features a Spicer® rear driveshaft, Victor Reinz exhaust gaskets, and Long® active warm-up technology, which significantly lowers fuel consumption and emissions by enabling engines to quickly reach optimum operating temperatures.

The Chevrolet Corvette Stingray, the 2014 North American Car of the Year, includes a variety of Dana technologies, such as Victor Reinz exhaust gaskets, secondary gaskets, and heat shields that suppress noise and protect from extreme heat with improved durability. Additionally, the vehicle includes Dana’s Long brand transmission oil cooler, differential oil cooler, and engine oil cooler, which help to effectively manage heat to ensure optimum operating conditions and long-term durability.

Dana also is featured on the 2014 North American Truck of the Year, the Chevrolet Silverado. The newly redesigned truck includes Dana’s Victor Reinz heat shields, which provide a three-layer construction to protect against extreme temperatures and suppress noise. On the heavy-duty versions of the Silverado, Dana’s Long transmission oil cooler helps to manage heat and ensures long-term durability for the pickup.

In addition, Dana’s Victor Reinz cylinder-head cover module is featured on the Green Car Journal Green Car of the Year, the 2014 Honda Accord.

Spicer axles and driveshafts are also available in OEM data books for the 2014 American Truck Dealer’s Commercial Trucks of the Year, the medium-duty International TerraStar 4X4 and the heavy-duty International ProStar with Cummins ISX15.

Finally, a Spicer front drive axle is integrated into the CLAAS AXION 800, named the 2014 Tractor of the Year and 2014 Machine of the Year at Automechanica.

Dana also supplies many technologies to the 2014 Ward’s 10 Best Engines, including:

•	Audi 3.0L TFSI Supercharged DOHC V-6 – Features Victor Reinz cylinder-head gasket and secondary gaskets that deliver improved reliability and durability while reducing oil consumption and bore distortion.

•	Ram 3.0L Turbodiesel DOHC V-6 – Equipped with Victor Reinz exhaust gasket and Long active warm up that reduce emissions and fuel consumption by enabling engines to quickly reach optimum operating temperatures.

•	Fiat 83-kW Electric Motor – Includes Dana’s Long battery chiller that helps minimize temperature variation and improve battery operation.

•	Chevy 6.2L OHV V-8 – Uses Long engine oil cooler, Victor Reinz secondary gasket and exhaust gasket, and heat shields to lower and control engine oil operating temperature and protect the engine from extreme heat.

•	Honda 3.5L SOHC V-6 – Features Victor Reinz cylinder-head cover modules providing optimal design performance and improved durability.

•	Volkswagen 1.8L Turbocharged DOHC I-4 – Utilizes Long engine oil coolers which lower and control engine oil operating temperature.

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 10 a.m. EST today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 42803164. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 42803164. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. In 2013, Dana generated sales of $6.8 billion. For more information, please visit dana.com.

Investor Contact

Craig Barber

419.887.5166

Media Contact

Jeff Cole

419.887.3535

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions except per share amounts)	2013	2012
Net sales	$1,624	$1,609
Costs and expenses
Cost of sales	1,412	1,412
Selling, general and administrative expenses	105	102
Amortization of intangibles	19	18
Restructuring charges, net	10	17
Other income, net	17	10

Income from continuing operations before interest expense and income taxes	95	70
Interest expense	30	21

Income from continuing operations before income taxes	65	49
Income tax expense (benefit)	23	(46)
Equity in earnings of affiliates	2	(2)

Income from continuing operations	44	93
Loss from discontinued operations	(1)

Net income	43	93
Less: Noncontrolling interests net income	1	5

Net income attributable to the parent company	42	88
Preferred stock dividend requirements	4	8

Net income available to common stockholders	$38	$80

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.27	$0.54
Loss from discontinued operations	$(0.01)	$—
Net income	$0.26	$0.54
Diluted:
Income from continuing operations	$0.24	$0.41
Loss from discontinued operations	$(0.01)	$—
Net income	$0.23	$0.41
Weighted-average common shares outstanding
Basic	146.0	148.5
Diluted	181.2	214.8
Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions except per share amounts)	2013	2012
Net sales	$6,769	$7,224
Costs and expenses
Cost of sales	5,849	6,250
Selling, general and administrative expenses	410	424
Amortization of intangibles	74	74
Restructuring charges, net	24	47
Other income, net	55	19

Income from continuing operations before interest expense and income taxes	467	448
Interest expense	99	84

Income from continuing operations before income taxes	368	364
Income tax expense	119	51
Equity in earnings of affiliates	12	2

Income from continuing operations	261	315
Loss from discontinued operations	(1)

Net income	260	315
Less: Noncontrolling interests net income	16	15

Net income attributable to the parent company	244	300
Preferred stock dividend requirements	25	31
Preferred stock redemption premium	232

Net income (loss) available to common stockholders	$(13)	$269

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$(0.08)	$1.82
Loss from discontinued operations	$(0.01)	$—
Net income (loss)	$(0.09)	$1.82
Diluted:
Income (loss) from continuing operations	$(0.08)	$1.40
Loss from discontinued operations	$(0.01)	$—
Net income (loss)	$(0.09)	$1.40
Weighted-average common shares outstanding
Basic	146.4	148.0
Diluted	146.4	214.7
Dividends declared per common share	$0.20	$0.20

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions)	2013	2012
Net income	$43	$93
Less: Noncontrolling interests net income	1	5

Net income attributable to the parent company	42	88

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(6)	4
Hedging gains and losses		1
Investment and other gains and losses	(3)	1
Defined benefit plans	102	(156)

Other comprehensive income (loss) attributable to the parent company	93	(150)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(1)	(1)
Hedging gains and losses	1
Defined benefit plans	(1)	(1)

Other comprehensive loss attributable to noncontrolling interests	(1)	(2)

Total comprehensive income (loss) attributable to the parent company	135	(62)
Total comprehensive income attributable to noncontrolling interests	—	3

Total comprehensive income (loss)	$135	$(59)

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions)	2013	2012
Net income	$260	$315
Less: Noncontrolling interests net income	16	15

Net income attributable to the parent company	244	300

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(40)	(6)
Hedging gains and losses	(4)	13
Investment and other gains and losses	(9)	2
Defined benefit plans	122	(152)

Other comprehensive income (loss) attributable to the parent company	69	(143)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(5)	1
Hedging gains and losses	1
Defined benefit plans		(1)

Other comprehensive loss attributable to noncontrolling interests	(4)	—

Total comprehensive income attributable to the parent company	313	157
Total comprehensive income attributable to noncontrolling interests	12	15

Total comprehensive income	$325	$172

DANA HOLDING CORPORATION

Consolidated Balance Sheet

As of December 31, 2013 and December 31, 2012

	December 31,	December 31,
(In millions except share and per share amounts)	2013	2012
Assets
Current assets
Cash and cash equivalents	$1,256	$1,059
Marketable securities	110	60
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2013 and $8 in 2012	793	818
Other	223	170
Inventories	670	742
Other current assets	113	104

Total current assets	3,165	2,953
Goodwill	106	101
Intangibles	227	325
Other noncurrent assets	196	324
Investments in affiliates	210	202
Property, plant and equipment, net	1,225	1,239

Total assets	$5,129	$5,144

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$57	$101
Accounts payable	804	766
Accrued payroll and employee benefits	161	160
Accrued restructuring costs	14	23
Taxes on income	35	63
Other accrued liabilities	197	197

Total current liabilities	1,268	1,310
Long-term debt	1,567	803
Pension and postretirement obligations	530	715
Other noncurrent liabilities	351	368

Total liabilities	3,716	3,196

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, zero and 2,500,000 shares outstanding	—	242
Series B, $0.01 par value, 3,803,774 and 5,221,199 shares outstanding	372	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 145,338,342 and 148,264,067 outstanding	2	2
Additional paid-in capital	2,840	2,668
Accumulated deficit	(812)	(769)
Treasury stock, at cost (18,742,288 and 1,797,988 shares)	(366)	(25)
Accumulated other comprehensive loss	(727)	(793)

Total parent company stockholders’ equity	1,309	1,836
Noncontrolling equity	104	112

Total equity	1,413	1,948

Total liabilities and equity	$5,129	$5,144

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Year Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions)	2013	2012
Operating activities
Net income	$43	$93
Depreciation	52	48
Amortization of intangibles	22	21
Amortization of deferred financing charges	1	1
Write off of deferred financing costs	2
Unremitted earnings of affiliates	6	2
Stock compensation expense	2	5
Deferred income taxes	(15)	(71)
Pension contributions, net	(4)	(16)
Interest payment received on payment-in-kind note receivable
Change in working capital	179	137
Change in other noncurrent assets and liabilities	(1)
Other, net	(3)	(2)

Net cash flows provided by operating activities (1)	284	218

Investing activities
Purchases of property, plant and equipment (1)	(86)	(51)
Acquisition of business		(5)
Principal payment received on payment-in-kind note receivable
Purchases of marketable securities	(4)	(5)
Proceeds from sales of marketable securities		3
Proceeds from maturities of marketable securities	1	3
Proceeds from sale of businesses		1
Other	1	7

Net cash flows used in investing activities	(88)	(47)

Financing activities
Net change in short-term debt	(3)	(22)
Proceeds from long-term debt	6	11
Repayment of long-term debt	(2)	(18)
Deferred financing payments
Preferred stock redemptions
Dividends paid to preferred stockholders	(5)	(8)
Dividends paid to common stockholders	(8)	(8)
Distributions paid to noncontrolling interests		(2)
Repurchases of common stock	(49)	(15)
Payments to acquire noncontrolling interests
Other	1	10

Net cash flows used in financing activities	(60)	(52)

Net increase in cash and cash equivalents	136	119
Cash and cash equivalents – beginning of period	1,121	940
Effect of exchange rate changes on cash balances	(1)

Cash and cash equivalents – end of period	$1,256	$1,059

(1)	Free cash flow of $198 in 2013 and $167 in 2012 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions)	2013	2012
Operating activities
Net income	$260	$315
Depreciation	175	190
Amortization of intangibles	87	87
Amortization of deferred financing charges	5	5
Write off of deferred financing costs	4
Unremitted earnings of affiliates	(2)	1
Stock compensation expense	16	19
Deferred income taxes	(10)	(80)
Pension contributions, net	(60)	(220)
Interest payment received on payment-in-kind note receivable	26
Change in working capital	104	21
Change in other noncurrent assets and liabilities	(3)	(3)
Other, net	(25)	4

Net cash flows provided by operating activities (1)	577	339

Investing activities
Purchases of property, plant and equipment (1)	(209)	(164)
Acquisition of business	(8)	(12)
Principal payment received on payment-in-kind note receivable	33
Purchases of marketable securities	(84)	(18)
Proceeds from sales of marketable securities	28	15
Proceeds from maturities of marketable securities	8	6
Proceeds from sale of businesses	1	8
Other	9	4

Net cash flows used in investing activities	(222)	(161)

Financing activities
Net change in short-term debt	(14)	4
Proceeds from long-term debt	817	51
Repayment of long-term debt	(57)	(32)
Deferred financing payments	(17)
Preferred stock redemptions	(474)
Dividends paid to preferred stockholders	(28)	(31)
Dividends paid to common stockholders	(30)	(30)
Distributions paid to noncontrolling interests	(11)	(11)
Repurchases of common stock	(337)	(15)
Payments to acquire noncontrolling interests	(7)
Other	8	9

Net cash flows used in financing activities	(150)	(55)

Net increase in cash and cash equivalents	205	123
Cash and cash equivalents – beginning of period	1,059	931
Effect of exchange rate changes on cash balances	(8)	5

Cash and cash equivalents – end of period	$1,256	$1,059

(1)	Free cash flow of $368 in 2013 and $175 in 2012 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions)	2013	2012
Sales
Light Vehicle	$628	$622
Commercial Vehicle	439	425
Off-Highway	305	322
Power Technologies	252	240

Total Sales	$1,624	$1,609

Segment EBITDA
Light Vehicle	$63	$56
Commercial Vehicle	40	36
Off-Highway	36	36
Power Technologies	36	31

Total Segment EBITDA	175	159
Corporate expense and other items, net	1	(3)
Structures EBITDA	(2)	(2)

Adjusted EBITDA	$174	$154

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions)	2013	2012
Sales
Light Vehicle	$2,549	$2,743
Commercial Vehicle	1,860	1,960
Off-Highway	1,330	1,509
Power Technologies	1,030	1,012

Total Sales	$6,769	$7,224

Segment EBITDA
Light Vehicle	$242	$263
Commercial Vehicle	194	199
Off-Highway	163	189
Power Technologies	150	137

Total Segment EBITDA	749	788
Corporate expense and other items, net	(2)	(11)
Structures EBITDA	(2)	4

Adjusted EBITDA	$745	$781

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions)	2013	2012
Segment EBITDA	$175	$159
Corporate expense and other items, net	1	(3)
Structures EBITDA	(2)	(2)

Adjusted EBITDA	174	154
Depreciation	(52)	(48)
Amortization of intangibles	(22)	(21)
Restructuring	(10)	(17)
Strategic transaction and other items	2	(2)
Write off of deferred financing costs	(2)
Structures EBITDA	2	2
Stock compensation expense	(2)	(5)
Interest expense	(30)	(21)
Interest income	5	7

Income from continuing operations before income taxes	65	49
Income tax expense	23	(46)
Equity in earnings of affiliates	2	(2)

Income from continuing operations	44	93
Loss from discontinued operations	(1)

Net income	$43	$93

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions)	2013	2012
Segment EBITDA	$749	$788
Corporate expense and other items, net	(2)	(11)
Structures EBITDA	(2)	4

Adjusted EBITDA	745	781
Depreciation	(175)	(188)
Amortization of intangibles	(87)	(87)
Restructuring	(24)	(47)
Strategic transaction and other items	(4)	(8)
Write off of deferred financing costs	(4)
Recognition of unrealized gain on payment-in-kind note receivable	5
Impairment and loss on sale of assets		(6)
Structures EBITDA	2	(4)
Stock compensation expense	(16)	(17)
Interest expense	(99)	(84)
Interest income	25	24

Income from continuing operations before income taxes	368	364
Income tax expense	119	51
Equity in earnings of affiliates	12	2

Income from continuing operations	261	315
Loss from discontinued operations	(1)

Net income	$260	$315

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2013 and 2012

	Three Months Ended
	December 31,
(In millions except per share amounts)	2013	2012
Net income attributable to parent company	$42	$88
Restructuring charges (1)	8	18
Amortization of intangibles (1)	23	25
Non-recurring items (1) (2)	16	(50)

Adjusted net income	$89	$81

Diluted shares—as reported	181	215

Adjusted diluted shares	181	215

Diluted adjusted EPS	$0.49	$0.38

(1)	Amounts are net of associated tax effect.
(2)	2013 includes $8 of increased depreciation expense recognized in connection with the winddown of the Argentina foundry and $9 of non-recurring tax charges associated with subsidiary reorganization. 2012 includes a credit of $54 for release of tax valuation allowances.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2013 and 2012

	Year Ended
	December 31,
(In millions except per share amounts)	2013	2012
Net income attributable to parent company	$244	$300
Restructuring charges (1)	22	45
Amortization of intangibles (1)	74	74
Non-recurring items (1) (2)	15	(44)

Adjusted net income	$355	$375

Diluted shares—as reported	146	215
Potentially dilutive shares	2
Conversion of preferred stock	52

Adjusted diluted shares	200	215

Diluted adjusted EPS	$1.77	$1.75

(1)	Amounts are net of associated tax effect.
(2)	2013 includes $8 of increased depreciation expense recognized in connection with the winddown of the Argentina foundry and $7 of non-recurring tax charges associated with subsidiary reorganization. 2012 includes a credit of $54 for release of tax valuation allowances.